Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rave Restaurant Group, Inc.
The Colony, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 033-71700, 333-77617, 333-76296, 333-177436 and 333-207428) and Forms S-3 (Nos. 333-219483 and 333-221169) of Rave Restaurant Group, Inc. of our report dated March 13, 2020, relating to the consolidated financial statements, which appears in this Form 10-K/A.

/s/ Baker Tilly Virchow Krause, LLP

Baker Tilly Virchow Krause, LLP
Plano, TX

March 13, 2020